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                                                                   Exhibit 23.2




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 30, 1995, except for the information in
Note I, for which the date is December 1, 1995, on our audits of the consolidated financial statements of Cabot Corporation as of September 30, 1995 and 1994, and for the years ended September 30, 1995, 1994 and 1993 which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 21, 1996

















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